SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM 8-K
                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934

Date of Report (Date of earliest event reported) Jan 31, 2001

                   EDGAR Filing.net, Inc.
     (Exact name of Registrant as specified in charter)

             Nevada                   1819-245          88-0429638
(State or other jurisdiction of   (Commission File   (I.R.S. Employer
         incorporation)               Number)        Identification)

     3639 Midway Drive Suite B-339 San Diego, CA           92110
      (Address of principal executive offices)           (Zip Code)

 Registrant's telephone number, including area code: 800-606-7428

Item 1. Changes in Control of Registrant.

On December 15, 2000, Mr. Anthony M. Mello, III of 3110 South Valley View, Las Vegas, NV, 89102, a majority shareholder of the registrant, sold all of his holdings in EDGAR Filing.net, Inc. consisting of 5,093,996 (five million ninety-three thousand nine hundred and ninety-six) shares of common stock in exchange for a promissory note totalling $5,093.97 (at par value of $0.001 per share) to Mr. Kamyar Beihagi of San Diego, CA.

On  December  31, 2000, Mr. Thomas M. Chavez, CEO  and  the  sole director of the registrant resigned from all of his positions with the registrant. The reason for Mr. Chavez' resignation was the pursuit of other business interests. At the time of resignation, Mr. Chavez had no disagreements with the registrant.

Concurrently  with  Mr. Chavez' resignation, Mr.  Beihagi  became
President, CEO, and Sole Director of the registrant.

Information Required by Item 403(c) of Regulation S-K:

(1)          (2)                     (3)             (4)
Title of     Name, Position, and     Amount and      Percent of
Class        Address                 Nature          Class
             of Beneficial Owner     of Beneficial
                                     Owner

Common       Kamyar Beihagi          5,093,996       66%
Stock        President, CEO, and
             Sole Director

             San Diego, CA




Signatures:

/s/Kamyar Beihagi
Kamyar Beihagi, President, CFO, and CEO